UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No. [    ])

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TCW Direct Lending VII LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TCW Direct Lending VII LLC

200 Clarendon Street – 51st Floor

Boston, MA 02116

UPDATED NOTICE OF 2022 ANNUAL MEETING OF MEMBERS

(Corrected Start Time)

May 31, 2022

To the Unitholders:

We recently sent to you notice for the 2022 Annual Meeting of Members (the “Meeting”) of TCW Direct Lending VII LLC, a limited liability company organized under Delaware law (the “Company”). That notice provided the incorrect time for the Meeting.

The Meeting will be held in virtual only format by conference call on June 27, 2022, starting at 10:00 a.m. Eastern Daylight Time. The only change is to the time of the Meeting, and all references to the start time for the Meeting in the proxy materials are hereby corrected.

As stated in that prior notice and related proxy material, because of public health concerns related to COVID-19, we are not conducting an in-person Meeting this year. As a reminder, if you wish to attend via conference call, please send an email to the Company at attendameeting@astfinancial.com and provide us with your full name and address in order to receive the conference call dial-in information.

There are no other changes to the information provided in that recent notice or related proxy materials. Please refer to those materials for information about the Meeting and the proposals for consideration and voting.

We encourage you to authorize a proxy to vote your units via the internet using the control number that appears on your proxy card. Use of internet will reduce the time and costs associated with this proxy solicitation. Whichever method you choose, please read the proxy statement carefully before you vote. If you should have any questions about this Notice of the 2022 Annual Meeting of Members or the proxy materials, we encourage you to call us at (877) 896-3191.

We apologize for the confusion related to the time of the Meeting.

By Order of the Board of Directors,

/s/Andrew Kim

Andrew Kim

Secretary

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